Exhibit 99.1

LECG CORPORATION REPORTS FOURTH QUARTER 2007 RESULTS

Restructuring and Recovery Phase of 3-Year Plan Complete; Entering 2008 with Solid Platform for Long-term Value Creation

Emeryville, CA, February 12, 2008 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Financial Results

Fourth quarter 2007 revenues were $88.2 million compared to $87.4 million in the fourth quarter of 2006. Reimbursable expenses were $5.0 million in the quarter and $4.4 million in the prior year period. These reported revenues exclude revenue of $2.7 million for the fourth quarter 2007 and $1.6 million for the fourth quarter 2006 due to the divestiture of the Silicon Valley Expert Witness Group Inc. (SVEWG) subsidiary on December 31, 2007. Expert and professional staff revenues were flat while organic expert and professional staff revenues declined two percent in the quarter.

Fourth quarter 2007 net loss was $2.7 million or $0.11 per share, compared to net income of $3.5 million, or $0.14 per diluted share in the fourth quarter of 2006. Excluding restructuring charges of $0.16 per share and the loss on disposal of subsidiary of $0.09 per share, net income per diluted share was $0.14.

As previously reported, during the quarter the company concluded its recovering value plan designed to right-size its cost structure as well as focus its geographic footprint and practice area offerings. As a result of actions taken, the company incurred a $6.7 million restructuring charge as well as a $2.2 million loss on the disposal of SVEWG. $5.2 million of the restructuring charge was non-cash expense. Restructuring charges for cost of services totaled $5.1 million consisting of:

•                  $3.3 million associated with the Electronic Discovery practice for write-offs of unearned signing bonuses and expert compensation advances; and

•                  $1.8 million of write-offs of unearned signing bonuses and expert compensation advances from other terminated experts.

Restructuring charges for general and administrative expenses totaled $1.7 million consisting of:

•                  $1.2 million in office closure and lease termination costs for three locations; and

•                  $460,000 of severance expense for corporate staff terminated during the quarter.

EBITDA(3) from continuing operations for the fourth quarter of 2007 was $647,000, a 92 percent decrease from EBITDA from continuing operations of $7.9 million for the fourth quarter of 2006. EBITDA as adjusted to include SVEWG discontinued operations and exclude restructuring charges was $7.7 million for the fourth quarter of 2007 and $7.9 million for the same period in 2006.

Michael Jeffery, LECG chief executive officer commented, “As previously reported, while we experienced strong revenue levels in the first half of Q4, we experienced a significant dip in billed hours in the last weeks of the year. In December, several of our larger engagements concluded, and Europe experienced a greater than anticipated slowdown over the holidays. An in-depth review of top experts’ pipelines reinforces our confidence in the underlying demand for our services, and indeed in January, we have seen improvement from our December revenue levels.”

Operating Metrics

As of December 31, 2007, LECG had 1,134 employees and exclusive independent contractors compared to 1,151 as of September 30, 2007 and 1,291 as of December 31, 2006. Expert headcount was 308, a decrease of three percent compared to 317 as of September 30, 2007. Professional staff headcount decreased four percent to 523 from 546 as of September 30, 2007. As of December 31, 2006, expert headcount was 376 and professional staff headcount was 634.

As of December 31, 2007, days sales outstanding (DSO) were 107 compared to 114 days at September 31, 2007 and 110 at December 31, 2006.

Full Year Financial Results

Revenues for the year ended December 31, 2007 increased seven percent to $370.4 million from $345.3 million for the year ended 2006. Reimbursable expenses were $18.5 million in 2007 and $18.0 million in 2006. These reported figures exclude $11.0 million of discontinued SVEWG revenues in 2007 and $8.6 million in 2006.  Expert and professional staff revenues increased eight percent while organic growth of expert and professional staff revenues was four percent.

Net income for the year ended December 31, 2007 was $11.4 million or $0.45 per diluted share, compared to net income of $21.5 million, or $0.85 per diluted share for the year ended 2006. Excluding restructuring charges of $0.25 per share and the loss on disposal of subsidiary of $0.09 per share, income was $0.78 per diluted share. In 2007, the company recognized restructuring charges of $10.7 million, of which $7.6 million was non-cash.

EBITDA(3) from continuing operations for the year ended December 31, 2007 was $28.7 million, compared to EBITDA from continuing operations of $41.8 million in 2006. EBITDA as adjusted to include results from SVEWG discontinued operations and exclude restructuring charges was $40.7 million for the full year 2007 compared to $42.8 million in 2006.

Mr. Jeffery continued, “In 2007, LECG set in motion a 3-year plan to deliver results to our shareholders that match the high caliber and consistency of our client work. The first phase of this process, restructuring and value recovery, is now complete. We have created a practice leadership structure to drive professional development and accountability as well as revenue growth and profitability at the sector level. In addition, we have shut down underperforming offices and business lines to improve our cost base. As a result of these actions, we enter 2008 with a strong, vibrant platform poised to deliver sustainable organic growth and improve financial performance.”

2008 Fiscal Year Outlook

For the full year 2008 results, the company anticipates revenue growth from continuing operations will be in the mid to high single digits and that growth in net income per diluted share will exceed revenue growth. Longer-term, the company believes revenue growth will be in the 8-12% range and that net income per share growth will continue to exceed revenue growth.

Mr. Jeffery concluded, “As a firm we are focused on a clear purpose: sustainable returns to all of our stakeholders. In 2008 we plan to continue building the culture, infrastructure, and processes that will promote our future success. We have begun new initiatives to invest in the training and development of our people. We are realigning our compensation models to improve efficiency and collaboration, and we are driving utilization and accountability for results through sector and office director leadership. Finally, we continue to strengthen our planning, forecasting, and analysis capabilities. We are building a firm for the long-term, and these initiatives will help us attract and retain high caliber professionals while driving profitable, organic growth and enhancing shareholder value.”

LECG Board Concludes Review of Dr. David Teece’s U.S. Tax Court Cases

Mr. Jeffery stated, “On a separate matter, our board of directors concluded its review of the actions filed by Dr. David Teece in U.S. Tax Court. The actions are private, civil matters, and in our board’s view they have no bearing on his professional obligations or opportunities with LECG. We look forward to his ongoing commitment to the firm, its clients, and its long-term corporate development.”

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services firm with more than 800 experts and professionals in 29 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for 2008, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may effect actual performance include dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarter and Full Year ended December 31, 2007 and 2006

(in thousands, except per share data)

(Unaudited)

	Quarter ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$88,231	$87,352	$370,429	$345,285
Cost of services	64,667	59,173	254,780	229,883
Gross profit	23,564	28,179	115,649	115,402
Operating expenses:
General and administrative expenses	22,800	20,084	86,436	73,164
Depreciation and amortization	1,845	1,803	7,284	6,794
Operating income (loss)	(1,081)	6,292	21,929	35,444
Interest and other expense (income), net	14	255	375	211
Income (loss) from continuing operations before income taxes	(1,095)	6,037	21,554	35,233
Income tax provision (benefit)	(488)	2,518	8,753	14,340
Income (loss) from continuing operations	(607)	3,519	12,801	20,893
Discontinued operations:
Income from operations of discontinued subsidiary, net of income taxes	160	—	778	574
Loss on disposal of subsidiary, net of income taxes	(2,219)	—	(2,219)	—
Income (loss) on discontinued operations	(2,059)	—	(1,441)	574
Net income (loss)	$(2,666)	$3,519	$11,360	$21,467

Net income (loss) per share:
Basic
Income (loss) from continuing operations	$(0.03)	$0.14	$0.51	$0.86
Income (loss) from discontinued operations	$(0.08)	—	$(0.06)	$0.02
Net income (loss) per share — basic	$(0.11)	$0.14	$0.45	$0.88
Diluted
Income (loss) from continuing operations	$(0.03)	$0.14	$0.51	$0.83
Income (loss) from discontinued operations	$(0.08)	—	$(0.06)	$0.02
Net income (loss) per share — diluted	$(0.11)	$0.14	$0.45	$0.85
Shares amounts:
Basic	25,287	24,601	25,117	24,345
Diluted	25,287	25,459	25,499	25,250

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December, 31
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$21,602	$26,489
Accounts receivable, net of allowance of $866 and $906	103,444	106,372
Prepaid expenses	6,156	5,092
Deferred tax assets, net	12,921	3,877
Signing and performance bonuses — current portion	16,162	9,545
Income taxes receivable	2,054	5,481
Other current assets	2,310	2,494
Note receivable — current portion	490	—
Current assets of discontinued operations	—	1,213
Total current assets	165,139	160,563
Property and equipment, net	12,586	13,643
Goodwill	106,813	94,030
Other intangible assets, net	9,696	9,855
Signing and performance bonuses — long-term	45,523	28,265
Deferred compensation plan assets	15,599	10,925
Note receivable — long-term	2,510	—
Other long-term assets	1,453	1,871
Non-current assets of discontinued operations	—	8,001
Total assets	$359,319	$327,153

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$64,577	$50,770
Accounts payable and other accrued liabilities	7,856	7,242
Payable for business acquisitions — current portion	2,750	11,285
Deferred revenue	2,989	2,070
Current liabilities of discontinued operations	—	1,355
Total current liabilities	78,172	72,722
Payable for business acquisitions — long-term	—	2,178
Deferred compensation plan obligations	15,133	11,550
Deferred tax liabilities	4,505	1,850
Other long-term liabilities	8,019	7,724
Non-current liabilities of discontinued operations	—	15

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,444,678 and 24,907,072 shares outstanding at December 31, 2007 and 2006, respectively	25	25
Additional paid-in capital	166,325	156,900
Accumulated other comprehensive income	2,471	880
Retained earnings	84,669	73,309
Total stockholders’ equity	253,490	231,114
Total liabilities and stockholders’ equity	$359,319	$327,153

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Period ended December 31, 2007 and 2006

(in thousands)

(Unaudited)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities
Net income	$11,360	$21,467
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	174	266
Depreciation and amortization of equipment and leaseholds	4,884	3,723
Amortization of intangible assets	2,415	3,100
Amortization of signing and performance bonuses	12,091	8,827
Tax benefit from option exercises and equity compensation plans	736	378
Equity-based compensation	5,731	6,481
Non cash restructuring charges	7,639	—
Loss on disposal of subsidiary	2,219	—
Other	(24)	7
Changes in assets and liabilities:
Accounts receivable	3,700	(13,552)
Signing and performance bonuses paid	(38,428)	(23,567)
Prepaid and other current assets	(2,360)	2,779
Accounts payable and other accrued liabilities	725	2,216
Income taxes	3,411	(9,665)
Accrued compensation	10,650	7,646
Deferred revenue	359	29
Deferred compensation plan assets net of liabilities	(1,091)	412
Deferred rent	(310)	158
Deferred taxes	(7,119)	(1,270)
Other assets	536	200
Other liabilities	(148)	1,813
Net cash provided by operating activities	17,150	11,448
Cash flows from investing activities
Business acquisitions and earnout payments, net of acquired cash	(23,771)	(21,929)
Purchase of property and equipment	(3,839)	(6,291)
Proceeds from disposal of subsidiary, net of cash transferred	1,029	—
Other	63	(58)
Net cash used in investing activities	(26,518)	(28,278)
Cash flows from financing activities
Borrowings under revolving credit facility	13,000	25,000
Repayments under revolving credit facility	(13,000)	(25,000)
Exercise of stock options	2,097	4,183
Proceeds from issuance of stock- employee stock plan	199	265
Tax benefit from option exercises and equity compensation plans	1,282	2,574
Loan fees	(16)	(503)
Forfeiture of gain on stock option exercises	75	33
Other financing activities	2	—
Net cash provided by financing activities	3,639	6,552
Effect of exchange rates on changes in cash	842	1,045
Decrease in cash and cash equivalents	(4,887)	(9,233)
Cash and cash equivalents, beginning of year	26,489	35,722
Cash and cash equivalents, end of period	$21,602	$26,489

Supplemental disclosure
Cash paid for interest	$259	$461
Cash paid for income taxes	$10,421	$22,566
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	—	$250

LECG CORPORATION
Reconciliation of Non-GAAP Measures

For the Quarter ended December 31, 2007 and 2006
(in thousands, except per share data)

	Quarter ended
	December 31,
	2007				2006
	Adjustments				Adjustments
	Continuing Operations	SVEWG(1)	Restructuring	As Adjusted	Continuing Operations	SVEWG(1)	As Adjusted(2)

Expert and professional staff revenues	$83,226	$2,632	—	$85,858	$82,952	$1,558	$84,510
Reimbursable expenses	5,005	90	—	5,095	4,400	36	4,436
Revenues	88,231	2,722	—	90,953	87,352	1,594	88,946
Cost of services	64,667	1,958	(5,080)	61,545	59,173	1,088	60,261
Gross profit	23,564	764	5,080	29,408	28,179	506	28,685

General and administrative expenses	22,800	493	(1,663)	21,630	20,084	517	20,601
Depreciation and amortization	1,845	1	—	1,846	1,803	7	1,810
Operating income (loss)	(1,081)	270	6,743	5,932	6,292	(18)	6,274
Interest and other expense (income), net	14	—	—	14	255	(17)	238
Income (loss) before income taxes	(1,095)	270	6,743	5,918	6,037	(1)	6,036
Income tax provision (benefit)	(488)	110	2,781	2,403	2,518	(1)	2,517
Income (loss)	$(607)	$160	$3,962	$3,515	$3,519	—	$3,519

Income (loss) per share:
Basic	$(0.03)			$0.14	$0.14		$0.14
Diluted	$(0.03)			$0.14	$0.14		$0.14
Share amounts:
Basic	25,287			25,287	24,601		24,601
Diluted	25,287			25,577	25,459		25,459

EBITDA
Income (loss)	$(607)	$160	$3,962	$3,515	$3,519	—	$3,519
Income tax provision (benefit)	(488)	110	2,781	2,403	2,518	(1)	2,517
Interest expense (income), net	(103)	—	—	(103)	101	(17)	84
Depreciation and amortization	1,845	1	—	1,846	1,803	7	1,810
EBITDA (3)	$647	$271	$6,743	$7,661	$7,941	$(11)	$7,930

(1)          Silicon Valley Expert Witness Group Inc. (SVEWG) was divested on December 31, 2007 and is reported as discontinued operations.

(2)          As reported in Form 10-K for the fiscal year ended December 31, 2006.

(3)          EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization. EBITDA as adjusted includes the financial results of SVEWG discontinued operations and excludes restructuring charges relating to implementation of the recovering value plan in 2007. The company regards EBITDA as a useful measure of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

LECG CORPORATION

Reconciliation of Non-GAAP Measures

For the Year ended December 31, 2007 and 2006
(in thousands, except per share data)

	Year ended
	December 31,
	2007				2006
	Adjustments				Adjustments
	Continuing Operations	SVEWG(1)	Restructuring	As Adjusted	Continuing Operations	SVEWG(1)	As Adjusted(2)

Expert and professional staff revenues	$351,923	$10,644	—	$362,567	$327,255	$8,375	$335,630
Reimbursable expenses	18,506	314	—	18,820	18,030	190	18,220
Revenues	370,429	10,958	—	381,387	345,285	8,565	353,850
Cost of services	254,780	7,658	(8,154)	254,284	229,883	5,840	235,723
Gross profit	115,649	3,300	8,154	127,103	115,402	2,725	118,127

General and administrative expenses	86,436	1,972	(2,535)	85,873	73,164	1,745	74,909
Depreciation and amortization	7,284	15		7,299	6,794	29	6,823
Operating income	21,929	1,313	10,689	33,931	35,444	951	36,395
Interest and other expense (income), net	375	—	—	375	211	(17)	194
Income before income taxes	21,554	1,313	10,689	33,556	35,233	968	36,201
Income tax provision	8,753	535	4,336	13,624	14,340	394	14,734
Income	$12,801	$778	$6,353	$19,932	$20,893	$574	$21,467

Income per share:
Basic	$0.51			$0.79	$0.86		$0.88
Diluted	$0.51			$0.78	$0.83		$0.85
Share amounts:
Basic	25,117			25,117	24,345		24,345
Diluted	25,499			25,499	25,250		25,250

EBITDA
Income	$12,801	$778	$6,353	$19,932	$20,893	$574	$21,467
Income tax provision	8,753	535	4,336	13,624	14,340	394	14,734
Interest expense (income), net	(127)	—	—	(127)	(191)	(17)	(208)
Depreciation and amortization	7,284	15	—	7,299	6,794	29	6,823
EBITDA (3)	$28,711	$1,328	$10,689	$40,728	$41,836	$980	$42,816

(1)          Silicon Valley Expert Witness Group Inc. (SVEWG) was divested on December 31, 2007 and is reported as discontinued operations.

(2)          As reported in Form 10-K for the fiscal year ended December 31, 2006.

(3)          EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization. EBITDA as adjusted includes the financial results of SVEWG discontinued operations and excludes restructuring charges relating to implementation of the recovering value plan in 2007. The company regards EBITDA as a useful measure of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.